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                                                               Exhibit 99.(a)(4)

                   PRUDENTIAL TAX-MANAGED SMALL-CAP FUND, INC.

                              ARTICLES OF AMENDMENT

     PRUDENTIAL TAX-MANAGED SMALL-CAP FUND, INC., a Maryland corporation having its principal offices in the State of Maryland in Baltimore City (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended to provide that the name of the Corporation is changed to "DRYDEN TAX-MANAGED SMALL-CAP FUND, INC."

     SECOND: The foregoing amendment does not increase the authorized stock of the Corporation.

     THIRD: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and the amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

     FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective at the opening of business on July 7, 2003.

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     IN WITNESS WHEREOF, PRUDENTIAL TAX-MANAGED SMALL-CAP FUND, INC. has
caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on June 30, 2003.

WITNESS:                                        PRUDENTIAL TAX-MANAGED SMALL-CAP
                                                FUND, INC.


/s/ Maria G. Master                             /s/ Judy A. Rice
----------------------                          ----------------
Maria G. Master, Secretary                      Judy A. Rice, President


     THE UNDERSIGNED, President of PRUDENTIAL TAX-MANAGED SMALL-CAP FUND, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                      /s/ Judy A Rice
                                                      ---------------
                                                      Judy A. Rice, President

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